PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	October 28,	October 30,	October 28,	October 30,
	2012	2011	2012	2011
Net sales	$104,219	$122,159	$450,439	$512,020

Costs and expenses:

Cost of sales	(79,922)	(91,266)	(338,519)	(375,806)

Selling, general and administrative	(11,396)	(11,245)	(46,706)	(45,240)

Research and development	(5,264)	(4,269)	(19,371)	(15,507)

Consolidation, restructuring and related charges	(246)	-	(1,428)	-

Operating income	7,391	15,379	44,415	75,467

Debt extinguishment loss	-	-	-	(35,259)

Other expense, net	(1,623)	(2,290)	(3,767)	(4,309)

Income before income taxes	5,768	13,089	40,648	35,899

Income tax provision	(1,551)	(4,054)	(10,793)	(15,691)

Net income	4,217	9,035	29,855	20,208

Net (income) loss attributable to noncontrolling interests	(384)	256	(1,987)	(3,979)

Net income attributable to Photronics, Inc.	$3,833	$9,291	$27,868	$16,229

Earnings per share:
Basic	$0.06	$0.16	$0.46	$0.28

Diluted	$0.06	$0.14	$0.44	$0.28

Weighted-average number of common shares outstanding
Basic	60,196	59,629	60,055	57,030

Diluted	61,052	76,259	76,464	58,458